NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Leslie Loyet Analysts/Investors (312) 640-6672 lloyet@frbir.com	Tim Grace Media Inquires (312) 640-6667 tgrace@frbir.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JANUARY 22, 2009

OLD REPUBLIC REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

CHICAGO - January 22, 2009 - Old Republic International Corporation (NYSE: ORI), today reported the following results for the fourth quarter and full year 2008:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2008	2007	Change	2008	2007	Change
Operating Revenues	$899.7	$1,004.8	-10.5%	$3,724.2	$4,020.6	-7.4%
Net Operating Income (Loss)	(73.1)	(12.2)	-495.2	(188.1)	226.7	-183.0
Net Income (Loss)	$(126.5)	$20.2	N/M	$(558.3)	$272.4	-304.9%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.31)	$(0.05)	N/M	$(0.81)	$0.97	-183.5%
Net Income (Loss)	$(0.54)	$0.09	N/M	$(2.41)	$1.17	-306.0%

Cash Dividends Per Share	$0.17	$0.16	6.3%	$0.67	$0.63	6.3%
Ending Book Value Per Share				$15.91	$19.71	-19.3%

N/M = not meaningful

Old Republic’s consolidated operating results, which exclude net investment gains or losses, declined significantly in both the fourth quarter of 2008 and for the year then ended. Substantially all the reduced performance stemmed from continued weakness in the Company’s mortgage guaranty and title insurance lines. Given the continuing downtrend in U.S. economic activity and the substantial dislocations that have enveloped all organizations with housing and mortgage-lending exposures, it is likely that these factors will exert additional earnings pressures throughout 2009 and, at the least, a part of 2010. These expectations aside, the Company retains strong capital underpinnings and its general insurance business is expected to remain solidly profitable in 2009.

Full year 2008 net operating losses were magnified by the combination of realized losses from sales of investment securities ($2.7 million, or $0.01 per share, net of tax), and by downward valuation adjustments for

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other-than-temporarily impaired securities ($367.5 million or $1.59 per share, net of tax). In the aggregate, investment losses from impairments accounted for two thirds of the net loss of $558.3 million registered in 2008.

As indicated at the conclusion of this release, the year-over-year decline in book value per share was mostly due to the shortfall in earnings, to cash outlays for regular dividends to shareholders, and to lower market valuations or impairments of fixed maturity and equity investments.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended December 31,			Years Ended December 31,
	2008	2007	Change	2008	2007	Change
Operating revenues:
General insurance	$547.2	$616.4	-11.2%	$2,255.9	$2,438.0	-7.5%
Mortgage guaranty	171.1	164.9	3.7	690.0	608.3	13.4
Title insurance	160.1	198.5	-19.4	681.3	878.5	-22.4
Corporate and other	21.1	24.8		96.8	95.6
Total	$899.7	$1,004.8	-10.5%	$3,724.2	$4,020.6	-7.4%
Pretax operating income (loss):
General insurance	$71.1	$93.5	-23.9%	$294.3	$418.0	-29.6%
Mortgage guaranty	(178.3)	(112.6)	-58.4	(594.3)	(110.4)	-438.1
Title insurance	(19.3)	(15.7)	-22.5	(46.3)	(14.7)	-214.7
Corporate and other	2.1	5.2		13.5	15.1
Sub-total	(124.4)	(29.6)	-320.0	(332.7)	308.0	-208.0
Realized investment gains (losses):
From sales	(30.2)	50.0		(4.1)	70.3
From impairments	(33.3)	-		(482.3)	-
Net realized investment gains (losses)	(63.5)	50.0		(486.4)	70.3
Consolidated pretax income (loss)	(188.0)	20.4	N/M	(819.2)	378.4	-316.5
Income taxes (credits)	(61.5)	.1	N/M	(260.8)	105.9	-346.2
Net income (loss)	$(126.5)	$20.2	N/M	$(558.3)	$272.4	-304.9%
Consolidated underwriting ratio:
Benefits and claims ratio	87.3%	73.9%		81.8%	60.2%
Expense ratio	39.6	40.1		39.1	41.3
Composite ratio	126.9%	114.0%		120.9%	101.5%
Components of diluted earnings per share:
Net operating income (loss)	$(0.31)	$(0.05)	N/M	$(0.81)	$0.97	-183.5%
Net realized investment gains (losses)	(0.23)	0.14		(1.60)	0.20
Net income (loss)	$(0.54)	$0.09	N/M	$(2.41)	$1.17	-306.0%
Cash dividends paid per share	$0.17	$0.16	6.3%	$0.67	$0.63	6.3%
Ending book value per share				$15.91	$19.71	-19.3%

Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data. N/M = not meaningful

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

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The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

General Insurance Results – General insurance operating income for 2008 was affected mainly by moderately lower earned premiums and the higher claim ratios shown in the following table:

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$481.8	$543.7	-11.4%	$1,989.3	$2,155.1	-7.7%
Net investment income	64.4	67.9	-5.2	253.6	260.8	-2.8
Pretax operating income	$71.1	$93.5	-23.9%	$294.3	$418.0	-29.6%

Claims ratio	73.7%	71.6%		73.0%	67.8%
Expense ratio	24.1	23.0		24.2	24.1
Composite ratio	97.8%	94.6%		97.2%	91.9%

Earned premiums trended lower throughout 2008 as a moderately declining rate environment for most commercial insurance prices in the past three years or so has hindered retention of some business and precluded meaningful additions to Old Republic’s premium base. The lower top line was accompanied by the above noted rise in claim ratios. The 2008 claim ratios compare to an average of 66.8 percent posted for the five years ended in 2007. The higher claim ratio for 2008 was attributable to the combination of greater loss costs for most insurance coverages and to the cumulative effect of softening premium rates; the increase in loss costs was most accentuated for Old Republic’s consumer credit indemnity and general aviation coverages.

Underwriting and other expenses have remained under good overall control; the resulting expense ratios compare favorably with the average of 24.8 percent registered in the five years through 2007.

Mortgage Guaranty Results – Full year 2007 and 2008 claim costs grew as a result of higher mortgage loan delinquencies, as well as increased claim frequency and severity. These higher costs were offset to some extent by strong premium revenue gains for 2007 and in the first half of 2008 in particular. Pretax operating results, however, were unprofitable for the second consecutive year. Key indicators of this cyclical reversal in profitability for Old Republic’s second largest business segment are shown below and in the accompanying statistical exhibit.

	Mortgage Guaranty Group
	Quarters Ended December 31,			Years Ended December 31,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$147.2	$141.2	4.3%	$592.5	$518.2	14.3%
Net investment income	21.8	21.0	4.0	86.8	79.0	10.0
Pretax operating loss	$(178.3)	$(112.6)	-58.4%	$(594.3)	$(110.4)	-438.1%

Claims ratio	220.5%	178.7%		199.3%	118.8%
Expense ratio	15.4	15.9		15.7	17.7
Composite ratio	235.9%	194.6%		215.0%	136.5%

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For the fiscal 12 months ended June 30, 2008, mortgage guaranty earned premiums grew at strong double digit rates. This growth stemmed from higher new insurance writings generated by greater market acceptance of traditional primary coverages and from higher business persistency (83.9 percent and 77.6 percent for 2008 and 2007, respectively). Since mid-year 2008, however, premium growth has slowed measurably due to lowered mortgage originations, more selective underwriting guidelines, and competing products offered by the Federal Housing Administration (FHA).

The cyclical downturn in housing and related mortgage finance industries has contributed to the aforementioned impact of higher claim costs. Such costs reflect the combination of unfavorable loan default trends, greater claim severity caused by the larger insured loan values of recent years, and lessened opportunities to mitigate reported claims. Inflated inventories of unsold homes, weakening home values, and a more restrictive credit environment are main causes for the reduced mitigation opportunities, though greater numbers of submitted claims are being rescinded due to detected frauds and material deviations from contractually required underwriting standards. As of December 31, 2008, net claim reserves of $1.38 billion were 114.4 percent higher than they were 12 months earlier. The effect of varying amounts of periodic paid losses and reserve provisions on reported incurred loss ratios is shown in the following table:

	Quarters Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Incurred loss ratio from:
Paid losses	99.5%	51.9%	74.8%	42.5%
Reserve provisions	121.0	126.8	124.5	76.3
Total	220.5%	178.7%	199.3%	118.8%

Lower production and operating expense ratios for 2008 and 2007 continued to be a bright spot in operating trends as the greater premium volume has not been accompanied by a corresponding increase in fixed operating costs. The beneficial effect of the relatively lower expense ratios, however, was more than offset by the severe impact of rising claim ratios.

In combination, the above-cited factors produced a continuing uptrend in this segment’s 2008 and 2007 composite underwriting ratios, which compare with an average of 56.0 percent registered for the five years ended December 31, 2006. Underwriting results notwithstanding, Old Republic’s Mortgage Guaranty segment continued to post strong operating cash flows. These have been additive to a high quality and liquid invested asset base which reached $2.08 billion as of December 31, 2008, up 14.6 percent from the level registered one year earlier. This greater invested asset base was mainly responsible for the growth in investment income posted in the periods reported upon.

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Title Insurance Results – Old Republic’s title insurance business also registered an operating loss for both 2008 and 2007.  Key operating performance indicators are shown in the following table:

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2008	2007	Change	2008	2007	Change
Net premiums and fees earned	$154.0	$192.0	-19.8%	$656.1	$850.7	-22.9%
Net investment income	6.0	7.0	-13.8	25.1	27.3	-7.9
Pretax operating loss	$(19.3)	$(15.7)	-22.5%	$(46.3)	$(14.7)	-214.7%

Claims ratio	7.0%	7.2%		7.0%	6.6%
Expense ratio	109.1	104.3		103.6	98.1
Composite ratio	116.1%	111.5%		110.6%	104.7%

The ongoing cyclical downturn in the housing and related mortgage lending sectors of the U.S. economy also led to year-over-year reductions of premium and fee revenues for the Company’s Title segment. Direct production facilities in the Western United States continued to sustain the most significant bottom line adverse effects of this downturn. Claim ratios in 2008 have trended up slightly as they did for all of 2007. While overall 2008 production and operating expenses have dropped significantly, the decline continues to be insufficient to counter the somewhat larger reduction in title premium and fee revenues. Higher litigation cost reserve provisions added slightly to the expense ratios posted for 2008 and the final quarter of the year.

Corporate and Other Operations – The Company’s small life and health insurance business and the net costs associated with the parent holding company and its internal services subsidiaries produced overall net operating gains in 2008. Period-to-period earnings variations for these relatively minor elements of Old Republic’s operations usually stem from the volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest on intra-system financing arrangements.

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
	December 31,
	2008	2007	Change
Cash and invested assets - at fair value	$8,855.1	$8,924.0	-.8%
Cash and invested assets - at original cost	$9,210.0	$8,802.5	4.6%

Shareholders’ equity:
Total	$3,740.3	$4,541.6	-17.6%
Per common share	$15.91	$19.71	-19.3%

Composition of shareholders’ equity per share:
Equity before items below	$16.10	$19.31	-16.6%
Unrealized investment gains or losses and other accumulated comprehensive income	(0.19)	0.40
Total	$15.91	$19.71	-19.3%

Consolidated cash flow from operating activities amounted to $565.6 million for the year ended 2008 versus $862.5 million for 2007.  General insurance and mortgage guaranty operations produced positive, though lower, combined cash flows for 2008, while those of the title segment were negative in both 2008 and 2007.

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The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 4 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries, as well as evaluations of their long-term effect on stability of capital accounts. The portfolio contains little or no insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging transactions or securities lending operations, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous counter-party risk attributes.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and changes in market valuations and impairments of invested assets for the periods reported upon. A summary of these changes in book value per share follows:

	Shareholders’ Equity Per Share
	Years Ended December 31,
	2008	2007	2006
Beginning book value per share	$19.71	$18.91	$17.53
Changes in shareholders’ equity for the periods:
Net operating income (loss)	(.81)	.98	1.96
Net realized investment gains (losses):
From sales	(.01)	.20	.05
From impairments	(1.59)	-	-
Subtotal	(1.60)	.20	.05
Net unrealized investment gains (losses)	(.33)	.05	.07
Total realized and unrealized investment gains (losses)	(1.93)	.25	.12
Cash dividends	(.67)	(.63)	(.59)
Stock issuance, foreign exchange, and other transactions	(.39)	.20	(.11)
Net change	(3.80)	.80	1.38
Ending book value per share	$15.91	$19.71	$18.91

As indicated in the table below, Old Republic’s significant investments in the stocks of two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group) account for a substantial portion of the investment losses reflected in the preceding summary. Impairment losses shown in the above table also include $29.7 million ($0.13 per share) related to an investment in a national title insurer which declared bankruptcy in the final quarter of 2008.  Unrealized losses, including such losses as are categorized as other-than-temporarily impaired (“OTTI”) represent the net difference between the most recently established cost and the market values of the investments at a point in time. The two mortgage guaranty investments account for 77.8 percent of total impairment losses sustained by the Company in 2008; their aggregate cost, market value, and latest reported underlying equity values are shown below.

		December 31,
		2008	2007
Total value of the two investments:	Original cost	$416.4	$429.7
	Impaired cost	106.8	N/A
	Market value	82.7	375.1
	Underlying equity(*)	$515.9	$679.7

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

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When making investment decisions, management considers the Company’s ability to retain its holdings for a period sufficient to recover their cost and to obtain a competitive long-term total return. It also considers such factors as balance sheet effects of potential changes in market valuations, asset-liability matching objectives, long term ability to hold securities, tax planning considerations, and the investees’ reported book values and ability to continue as going concerns. The above-noted mortgage guaranty holdings were acquired as passive long-term investment additions to core segments of Old Republic’s business in anticipation of a turn-around for the MI industry in 2010. In management’s judgment, the currently depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical and macroeconomic conditions affecting these sectors, and by the recent dysfunctionality of the banking and mortgage lending industries.

For external GAAP reporting purposes, however, Old Republic uses relatively short time frames in recognizing OTTI adjustments in its income statement. In this context, absent issuer-specific circumstances that would result in a contrary conclusion, all unrealized investment losses pertaining to any equity security reflecting a 20 percent or greater decline for a six month period is considered OTTI. Unrealized losses that are deemed temporary and all unrealized gains are recorded directly as a separate component of the shareholders’ equity account and in the consolidated statement of comprehensive income. As a result of accounting idiosyncrasies, however, OTTI losses recorded in the income statement of one period can not be offset in the income statement of a subsequent period by market value gains on the previously impaired securities unless the gains are realized through actual sales. Such unrealized market value gains can only be recognized through direct credits in the shareholders’ equity account and in the consolidated statement of comprehensive income.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EST (2:00 p.m. CST) today to discuss its fourth quarter and full year 2008 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 3419334, which will be available through January 29, 2009. The replay will also be available on Old Republic International’s website through February 22, 2009.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.26 billion and shareholders’ equity of $3.74 billion or $15.91 per share. Its current stock market valuation is approximately $2.8 billion, or $12.11 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2008, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.6 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic’s

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shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 12.1 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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Old Republic International Corporation Financial Summary (Unaudited)
		December 31,
SUMMARY BALANCE SHEETS:		2008	2007
Assets:
Cash and fixed maturity securities		$8,358.9	$7,900.3
Equity securities		350.3	842.1
Other invested assets		145.8	181.6
Cash and invested assets		8,855.1	8,924.0
Accounts and premiums receivable		806.7	880.3
Federal income tax recoverable: Current		41.0	6.2
Reinsurance balances recoverable		2,448.0	2,259.3
Prepaid federal income taxes		463.4	536.5
Sundry assets		651.7	684.0
Total		$13,266.0	$13,290.6
Liabilities and Shareholders’ Equity:
Policy liabilities		$1,293.0	$1,372.4
Benefit and claim reserves		7,241.3	6,231.1
Federal income tax payable:	Deferred	77.3	417.7
Debt		233.0	64.1
Sundry liabilities		680.9	663.5
Shareholders’ equity		3,740.3	4,541.6
Total		$13,266.0	$13,290.6

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2008	2007	2008	2007
	Net premiums and fees earned	$800.6	$896.9	$3,318.1	$3,601.2
	Net investment income	95.0	99.5	377.3	379.9
	Other income	4.0	8.3	28.7	39.4
	Net realized investment gains (losses)	(63.5)	50.0	(486.4)	70.3
	Total revenues	836.1	1,054.9	3,237.7	4,091.0
	Benefits and claims	698.5	662.9	2,715.7	2,166.2
	Sales and other expenses	325.5	371.5	1,341.2	1,546.3
	Total expenses	1,024.1	1,034.4	4,056.9	3,712.6
	Revenues, net of expenses	(188.0)	20.4	(819.2)	378.4
	Income taxes (credits)	(61.5)	.1	(260.8)	105.9
	Net income (loss)	$(126.5)	$20.2	$(558.3)	$272.4

	COMMON STOCK STATISTICS (a):
Net income (loss):	Basic	$(.54)	$.09	$(2.41)	$1.18
	Diluted	$(.54)	$.09	$(2.41)	$1.17
	Components of earnings per share:
	Basic, net operating income (loss)	$(.31)	$(.05)	$(.81)	$.98
	Realized investment gains (losses)	(.23)	.14	(1.60)	.20
	Basic net income (loss)	$(.54)	$.09	$(2.41)	$1.18
	Diluted, net operating income (loss)	$(.31)	$(.05)	$(.81)	$.97
	Realized investment gains (losses)	(.23)	.14	(1.60)	.20
	Diluted net income (loss)	$(.54)	$.09	$(2.41)	$1.17
	Cash dividends on common stock	$.17	$.16	$.67	$.63
	Book value per share			$15.91	$19.71
	Common shares outstanding:
	Average basic	233,763,723	230,458,010	231,484,083	231,370,242
	Average diluted	233,763,723	231,121,858	231,484,083	232,912,728
	Actual, end of period			235,031,776	230,472,231

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(126.5)	$20.2	$(558.3)	$272.4
	Post-tax unrealized gains (losses), net of realized gains (losses)	7.1	(23.7)	(78.1)	12.4
	Other adjustments	(49.6)	15.5	(56.9)	35.8
	Net adjustments	(42.5)	(8.1)	(135.1)	48.3
	Comprehensive income (loss)	$(169.0)	$12.1	$(693.4)	$320.8

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2008

General	$481.8	$64.4	$0.9	$547.2	$355.3	$120.7	$476.1	$71.1	97.8%
Mortgage	147.2	21.8	1.9	171.1	324.8	24.6	349.5	(178.3)	235.9
Title	154.0	6.0	-	160.1	10.7	168.6	179.4	(19.3)	116.1
Other	17.3	2.6	1.1	21.1	7.6	11.4	19.0	2.1	-
Consolidated	$800.6	$95.0	$4.0	$899.7	$698.5	$325.5	$1,024.1	$(124.4)	126.9%

Quarter Ended December 31, 2007

General	$543.7	$67.9	$4.8	$616.4	$389.2	$133.7	$522.9	$93.5	94.6%
Mortgage	141.2	21.0	2.6	164.9	252.4	25.0	277.5	(112.6)	194.6
Title	192.0	7.0	(0.4)	198.5	13.8	200.4	214.3	(15.7)	111.5
Other	19.9	3.5	1.3	24.8	7.4	12.2	19.6	5.2	-
Consolidated	$896.9	$99.5	$8.3	$1,004.8	$662.9	$371.5	$1,034.4	$(29.6)	114.0%

Year Ended December 31, 2008

General	$1,989.3	$253.6	$13.0	$2,255.9	$1,452.3	$509.2	$1,961.5	$294.3	97.2%
Mortgage	592.5	86.8	10.6	690.0	1,180.7	103.6	1,284.4	(594.3)	215.0
Title	656.1	25.1	-	681.3	45.6	681.9	727.6	(46.3)	110.6
Other	80.1	11.6	4.9	96.8	36.8	46.3	83.2	13.5	-
Consolidated	$3,318.1	$377.3	$28.7	$3,724.2	$2,715.7	$1,341.2	$4,056.9	$(332.7)	120.9%

Year Ended December 31, 2007

General	$2,155.1	$260.8	$22.0	$2,438.0	$1,461.4	$558.4	$2,019.9	$418.0	91.9%
Mortgage	518.2	79.0	11.0	608.3	615.8	102.9	718.8	(110.4)	136.5
Title	850.7	27.3	0.4	878.5	56.0	837.2	893.2	(14.7)	104.7
Other	77.0	12.7	5.8	95.6	32.9	47.5	80.5	15.1	-
Consolidated	$3,601.2	$379.9	$39.4	$4,020.6	$2,166.2	$1,546.3	$3,712.6	$308.0	101.5%

Old Republic International Corporation
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Old Republic International Corporation Segmented Operating Statistics
		Quarters Ended		Years Ended
		December 31,		December 31,
		2008	2007	2008	2007
	General Insurance:
	Benefits and claims ratio	73.7%	71.6%	73.0%	67.8%
	Expense ratio	24.1	23.0	24.2	24.1
	Composite ratio	97.8%	94.6%	97.2%	91.9%

	Paid loss ratio	74.8%	58.3%	69.9%	55.5%

	Mortgage Guaranty:
	New insurance written:
	Traditional Primary	$2,690.3	$10,667.4	$20,861.9	$31,841.7
	Bulk	-	132.8	3.5	10,800.3
	Other	27.2	457.7	1,123.5	901.6
	Total	$2,717.5	$11,257.9	$21,989.0	$43,543.7

	Risk in force:
	Traditional Primary			$20,463.0	$18,808.5
	Bulk			2,055.0	2,539.9
	Other			457.0	511.1
	Total			$22,975.1	$21,859.5
	By loan type:
	Traditional Primary:
	Fixed rate			95.8%	94.4%
	Adjustable rate			4.2%	5.6%
	Bulk:
	Fixed rate			74.4%	70.9%
	Adjustable rate			25.6%	29.1%

	Balance Sheet Leverage Ratios (b):
Risk to Capital Ratio:	Reserve adjusted basis			17.6:1	12.4:1
	Performing risk basis			16.4:1	12.0:1
	Total Financial Resources to Risk Ratio			11.8%	11.1%

	Earned premiums:
	Direct	$172.4	$168.4	$698.4	$612.7
	Net	$147.2	$141.2	$592.5	$518.2

	Persistency:
	Traditional Primary			83.9%	77.6%
	Bulk			88.4%	73.7%

	Delinquency ratio:
	Traditional Primary			10.34%	5.47%
	Bulk			17.17%	6.85%

	Claims ratio	220.5%	178.7%	199.3%	118.8%
	Expense ratio	15.4	15.9	15.7	17.7
	Composite ratio	235.9%	194.6%	215.0%	136.5%

	Paid loss ratio	99.5%	51.9%	74.8%	42.5%

	Title Insurance:
	Direct orders opened	61,094	62,442	257,743	303,792
	Direct orders closed	41,794	46,549	183,117	223,988

	Reserves to paid losses ratio (c)			5.4:1	6.4:1

	Claims ratio	7.0%	7.2%	7.0%	6.6%
	Expense ratio	109.1	104.3	103.6	98.1
	Composite ratio	116.1%	111.5%	110.6%	104.7%

	Paid loss ratio	14.7%	8.8%	9.2%	7.4%

	Consolidated:
	Benefits and claims ratio	87.3%	73.9%	81.8%	60.2%
	Expense ratio	39.6	40.1	39.1	41.3
	Composite ratio	126.9%	114.0%	120.9%	101.5%

	Paid loss ratio	67.6%	45.9%	58.4%	41.8%

Old Republic International Corporation
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Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a) All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through December 31, 2008.
(b)  As a result of the significant increase in mortgage guaranty claim activity since mid-year 2007 in particular, Old Republic continues to monitor balance sheet leverage and trends therein through these ratios:

Risk to Capital Ratio – Reserve adjusted basis: This ratio measures the Company’s net risk in force after reduction for claim reserves on delinquent loans in relation to total statutory capital.  Statutory capital is composed of policyholders’ surplus and the statutory contingency reserve, a required reserve intended to protect a mortgage guaranty insurer against excessive claim costs during times of severe economic stress such as is currently being experienced in the United States. Under regulatory guidelines this ratio may not exceed 25:1.

Risk to Capital Ratio – Performing risk basis: This ratio measures the Company’s outstanding net risk in force only on those mortgage loans that are current as to principal and interest in relation to total statutory capital. This ratio excludes non-performing risk exposures (i.e. the outstanding risk on reported loans in default) for which the expected ultimate loss cost has been recognized through the establishment of the aforementioned claim reserves. The Company believes this ratio better matches available statutory capital with the portion of the risk in force for which no claim reserves are required.

       Total Financial Resources to Risk Ratio: This ratio measures all of the claim resources available to the Company, including statutory capital, and claim and unearned premium reserves in relation to total net risk in force.  The Company believes this ratio is conceptually similar to a banking institution’s capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to total balance sheet resources available to meet estimated losses from outstanding risk exposures.

(c)  The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

Old Republic International Corporation
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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2007 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com